UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2006

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

                                    1-10799                                                 73-1351610
                             (Commission File Number)                                    (IRS Employer Identification No.)

                      1221 E. Houston, Broken Arrow, Oklahoma                                                              74012
                (Address of Principal Executive Offices)                                                                         (Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

1605 E. Iola, Broken Arrow, Oklahoma
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 23, 2006 ADDvantage Technologies Group, Inc. (the "Company") issued a press release announcing that it has signed a definitive agreement to acquire the business and certain assets of Broadband Remarketing International (BRI), a premium remarketing company offering cable operators material management services, new and used stock excess gear, and 'certified destruction services.' Under the terms of the agreement, BRI will receive ADDvantage common stock in exchange for BRI's continued business operations and fixed assets.  A copy of this press release is furnished as exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

      The following exhibit is furnished herewith:

99.1	Press Release dated June 23, 2006, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                               ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: June 23, 2006                                                       By: /s/ Kenneth A. Chymiak
                                                                               Kenneth A. Chymiak
                          President and Chief Executive Officer

Exhibit Index

Exhibit Number      Description

99.1          99.1         Press Release dated June 23, 2006, issued by the Company